UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 7, 2017

(Date of earliest event reported)

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

260 Littlefield Avenue

South San Francisco, California 94080

(Address of principal executive offices)

(650) 266-8675

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 7, 2017, Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company (the “Public Offering”), (a) 930,000 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase half of one share of Common Stock (each warrant exercisable for one whole share of Common Stock, a “Warrant”), with each Class A Unit to be offered to the public at an offering price of $5.00 per Class A Unit and (b) 13,350 Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), convertible into 200 shares of Common Stock and Warrants to purchase 100 shares of Common Stock, with each Class B Unit to be offered to the public at an offering price of $1,000 per Class B Unit.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45 day option (the “Overallotment Option”) to purchase up to an additional 540,000 Class A Units exercisable for up to an additional 540,000 shares of Common Stock and Warrants to purchase 270,000 shares of Common Stock solely to cover over-allotments. The Overallotment Option was exercised in full on April 10, 2017. The Class A Units and Class B Units were not certificated and the shares of Common Stock, Series A Preferred Stock and Warrants comprising such Units were immediately separable and were issued separately in the Public Offering. The Units were offered by the Company pursuant to (i) the registration statement on Form S-1 (File No. 333-216663), and each amendment thereto, which was initially filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2017 and declared effective by the Commission on April 6, 2017 (the “Initial Registration Statement”), and the registration statement on Form S-1 (File No. 333-217186), the (“462(b) Registration Statement”), filed by the Company with the Commission on April 6, 2017 (the 462(b) Registration Statement together with the Initial Registration Statement, the “Registration Statements”).

On April 12, 2017, the Company issued and sold (i) 1,470,000 shares of Common Stock (which includes 540,000 shares of Common Stock sold pursuant to the exercise of the Overallotment Option), (ii) 13,350 shares of Series A Preferred Stock and (iii) 2,070,000 Warrants (which includes 270,000 sold pursuant to the exercise of the Overallotment Option) pursuant to the Registration Statements and the Underwriting Agreement. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company will be approximately $18.7 million.

Each Warrant is immediately exercisable, expires on the five (5) year anniversary of the date of issuance and is exercisable at a price per share of Common Stock of $5.50. Additionally, subject to certain exceptions, if, after the closing date of the Public Offering, (i) the volume weighted average price of the Common Stock for each of 30 consecutive trading days (the “Measurement Period”), which Measurement Period commences on the closing date, exceeds 300% of the exercise price (subject to adjustments for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day and (iii) the warrant holders in question are not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company, then the Company may call for cancellation of all or any portion of the Warrants then outstanding.

The foregoing summaries of the Underwriting Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

In connection with the closing on April 12, 2017 of the Public Offering and the Overallotment Option, on April 10, 2017, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation provides for the issuance of the shares of Series A Preferred Stock. With certain exceptions, the shares of Series A Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred Stock, or (c) effect a stock split or reverse stock split of the shares of Series A Preferred Stock or any like event.

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock equal to $1,000.00 per share divided by the Conversion Price. The “Conversion Price” is initially $5.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series A Preferred (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Additionally, subject to certain exceptions and limitations, at any time prior to the three year anniversary of the issuance of the Series A Preferred Stock, the Company will have the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of our common stock for the Measurement Period exceeds 300% of the conversion price of the preferred stock issued in this offering (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events.

On April 7, 2017, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 12, 2017, the Company issued a press release announcing the exercise of the Overallotment Option and the closing of the Public Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Prior to the closing of the Public Offering, certain purchasers of the Company’s Class B Units elected to convert the Series A Preferred Stock underlying such units into shares of Common Stock. Following the completion of the Public Offering, as of April 12, 2017, the Company had outstanding 3,101,636 shares of Common Stock and 11,400 shares of Series A Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of April 7, 2017, by and between Catalyst Biosciences, Inc. and Ladenburg Thalmann & Co. Inc. as representative of the several underwriters, if any, named on Schedule I thereto.

3.1	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on April 10, 2017, with respect to the Series A Preferred Stock.

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.5 of the registrant’s Registration Statement on Form S-1 (No. 333-216663) dated April 4, 2017).

99.1	Press release of Catalyst Biosciences, Inc. dated April 7, 2017.

99.2	Press release of Catalyst Biosciences, Inc. dated April 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: April 13, 2017	By:	/s/ Nassim Usman, Ph.D.
Name: Nassim Usman, Ph.D.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of April 7, 2017, by and between Catalyst Biosciences, Inc. and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters, if any, named on Schedule I thereto.

3.1	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on April 10, 2017, with respect to the Series A Preferred Stock.

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.5 of the registrant’s Registration Statement on Form S-1 (No. 333-216663) dated April 4, 2017).

99.1	Press release of Catalyst Biosciences, Inc. dated April 7, 2017.

99.2	Press release of Catalyst Biosciences, Inc. dated April 12, 2017.